Exhibit 99(16)

LAZARD ALTERNATIVE STRATEGIES 1099 FUND (the “Fund”)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Nathan Paul his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form N-14 of the Fund relating to the acquisition of the assets of Lazard Alternative Strategies Fund, L.L.C., and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Each of the undersigned hereby executes this Power of Attorney as of this 15th day of August 2013.

SIGNATURE	TITLE

/s/ Kenneth S. Davidson	Trustee
Kenneth S. Davidson

/s/ Nancy Eckl	Trustee
Nancy Eckl

/s/ Leon Pollack	Trustee
Leon Pollack

/s/ John R. Reinsberg	Trustee
John R. Reinsberg

/s/ Richard Reiss	Trustee
Richard Reiss

/s/ Robert M. Solmson	Trustee
Robert M. Solmson

/s/ Jagatnarine Churaman	Chief Financial Officer
Jagatnarine Churaman